AMENDMENT NO. 3
                                    TO
                        CHANGE OF CONTROL AGREEMENT

     This Amendment No. 3 to Change of Control Agreement is made as of the 25th day of July, 2000, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Ronald H. Patron (the "Employee").

                           W I T N E S S E T H:

     WHEREAS, the Company has entered into a Change of Control Agreement with the Employee dated as of December 5, 1995, as amended by Amendment No. 1 to Change of Control Agreement dated as of May 1, 1998 and Amendment No. 2 to Change of Control Agreement dated November 1, 1998 (as amended, the "Change of Control Agreement");

     WHEREAS, the Company and the Employee have agreed to certain changes in the terms of Employee's employment; and

     WHEREAS, the Company and the Employee have agreed to a change in the Employee's salary and bonus, as set forth herein.

     NOW THEREFORE, the Company and the Employee agree as follows:

     SECTION 1. Except as expressly amended herein, all of the terms and provisions of the Change of Control Agreement shall remain in full force and effect.

     SECTION 2. Article I, Section 1.1 of the Change of Control Agreement is hereby amended to read in its entirety as follows:

          1.1 EMPLOYMENT AGREEMENT. After a Change of Control (defined below), this Agreement supersedes the Employment Agreement dated as of August 1, 1995 as amended by Amendment No. 1 dated as of May 1, 1998, Amendment No. 2 dated as of October 31, 1998, and Amendment No. 3 dated as of July 25, 2000, between Employee and the Company (as amended, the "Employment Agreement") except to the extent that certain provisions of the Employment Agreement are expressly incorporated by reference herein. After a Change of Control (defined below), the definitions in this Agreement supersede definitions in the Employment Agreement, but capitalized terms not defined in this Agreement have the meanings given to them in the Employment Agreement.

     SECTION 3. Article II, Section 2.2, paragraphs (a) and (b) of the Change of Control Agreement are hereby amended to read in their entirety as follows:

          (a) SALARY. A salary ("Base Salary") at the rate of $150,000 per year, payable to the Employee at such intervals no less frequent than the most frequent intervals in effect at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Employee, the intervals in effect at any time after the Change of Control for other peer employees of the Company and its affiliated companies.

          (b) BONUS. An annual incentive bonus (the "Bonus") of $150,000, to the extent not already received, shall be paid in cash (1) no later than November 30 of each year or (2) if the Employee elects to receive the Bonus in the calendar year following the year in which it was earned, between January 1 and January 15 of such following year.

          SECTION 4. Article III, Section 3.2 of the Change of Control Agreement is hereby amended to read in its entirety as follows:

               3.2 NOTICES. All notices hereunder must be in writing and shall be deemed to have given upon receipt of delivery by:
     (a) hand (against a receipt therefor), (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) telecopy transmission with confirmation of receipt. All such notices must be addressed as follows:

          If to the Company, to:

          Stewart Enterprises, Inc.
          110 Veterans Memorial Boulevard
          Metairie, Louisiana  70005
          Attn:  Chief Executive Officer

          If to the Employee, to:

          Ronald H. Patron
          505 Beau Chene Drive
          Mandeville, Louisiana  70448

     or such other address as to which any party hereto may have notified the other in writing.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.

                                   STEWART ENTERPRISES, INC.


                                   By:/s/ James W. McFarland
                                      ---------------------------------
                                        James W. McFarland
                                        Compensation Committee Chairman

                                   EMPLOYEE:


                                     /s/ Ronald H. Patron
                                     -----------------------------------
                                        Ronald H. Patron